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                                                                       EXHIBIT 1


         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Amendment No. 4 to Schedule 13D with respect to the common stock of Summit America Television, Inc. This joint filing agreement shall be filed as an Exhibit to such Amendment.


Date: February 18, 2003                     LEGACY MEDIA PARTNERS, LLC


                                            By:  Legacy Asset Management, Inc.,
                                                 Manager


                                            By:   /s/ Michael D. Easterly
                                                  ------------------------------
                                                  Michael D. Easterly,
                                                  Chief Executive Officer


Date: February 18, 2003                     LEGACY ASSET MANAGEMENT, INC.


                                            By:    /s/ Michael D. Easterly
                                                   -----------------------------
                                                   Michael D. Easterly,
                                                   Chief Executive Officer


Date: February 18, 2003                     LEGACY SECURITIES CORPORATION


                                            By:    /s/ Michael D. Easterly
                                                   -----------------------------
                                                   Michael D. Easterly,
                                                   Chief Executive Officer


Date: February 18, 2003                          /s/ Michael D. Easterly
                                             -----------------------------------
                                             Michael D. Easterly